NEUROLOGIX, INC.

January 25, 2012

Matthew J. During, M.D., D.Sc.

Professor and Director

The Ohio State University

Human Cancer Genetics Program

BRT 912, 460 West 12th Street

Columbus, OH 43210

Re: Amendment to Consulting Agreement

Dear Dr. During:

This letter (this “Amendment”) effective as of January 25, 2012, amends that certain Consulting Agreement, dated as of October 1, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the “Consulting Agreement”), by and between you and Neurologix, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Consulting Agreement.

WHEREAS, the Company is exploring certain strategic alternatives in order to facilitate the consummation of a Liquidity Event (as defined herein); and

WHEREAS, in connection with achieving such Liquidity Event, the Company desires to amend your compensation arrangement under the Consulting Agreement, solely upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Section 2 of the Consulting Agreement is hereby amended by adding a new subsection (d) to the end thereof as follows:

“(d) The Consultant shall (i) advise the Company on strategy and tactics to be used to engage in discussions with potential strategic parties in order to facilitate the consummation of a Liquidity Event and (ii) provide advice and assistance in connection with a Liquidity Event, including, at the Company’s reasonable request, assisting in presentations to, and discussions with, potential strategic parties and the Company’s Board of Directors.”

2. Section 2 of the Consulting Agreement is hereby amended by adding the following paragraph at the end thereof as follows:

“For purposes of this Agreement, the term “Liquidity Event” shall mean (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of one or more purchasers or sellers or one or more persons formed by, or affiliated with, a purchaser or seller, (ii) the acquisition, directly or indirectly, by one or more purchasers of more than 50% of the capital stock of the Company, by way of negotiated purchase or any other means (but specifically excluding any purchase of capital stock from the Company for the purposes of capital raising), (iii) the acquisition, directly or indirectly, by one or more purchasers of all or substantially all of the assets of the Company, or (iv) any licensing, collaboration, partnership, joint venture, strategic alliance or similar transaction, business association or relationship with one or more strategic parties with respect to the development, commercialization, marketing, promotion, sale and/or distribution of the Company’s gene therapy product for the treatment of Parkinson’s disease. The Consultant and the Company acknowledge and agree that a “Liquidity Event” shall not include any debt or equity offerings that shall only result in the continued financing and operation of the Company.

3. Section 3 of the Consulting Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“3. Compensation.

(a) In consideration for the Consultant’s services hereunder, upon the successful achievement of a Liquidity Event with a pharmaceutical, biotechnology, medical device company or any other third party, the Consultant shall receive, in lieu of, and in complete satisfaction of, all other compensation for services and all other payments whatsoever that the Consultant may otherwise have a claim to, whether under the Consulting Agreement or otherwise, an amount (the “Consideration”) equal to three and one-half percent (3.5%) of the aggregate consideration received by the Company or its stockholders, as applicable, in such Liquidity Event, whether structured as an up-front payment, milestone payments or any combination thereof. No payment of Consideration shall be made to the Consultant until the Consultant has executed and delivered to the Company a release substantially in the form of Attachment 1 attached hereto. Once due hereunder, each payment shall be paid to the Consultant within fifteen (15) days of receipt by the Company or its stockholders, as applicable, in the same form and manner as received by the stockholders of the Company.

(b) The Company shall reimburse the Consultant for all reasonable travel and related expenses required for the performance of the Consultant’s services hereunder if approved in advance and upon presentation of satisfactory invoices and receipts therefor.

(c) The Consultant shall be solely responsible for all reporting and paying of any and all federal, state and local taxes, contributions and withholding and any other claim to or arising out of any compensation paid by the Company to the Consultant hereunder.”

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4. In the event that the Company does not successfully achieve a Liquidity Event, the Company shall continue to be responsible for making all payments owed to the Consultant, including all accrued but unpaid quarterly payments under the Consulting Agreement, as in effect prior to this Amendment.

5. Except as amended by this Amendment, the Consulting Agreement and the related Confidentiality, Proprietary Information and Inventions Agreement, dated as of October 1, 1999, between you and the Company (as amended, restated, supplemented or otherwise modified from time to time), and each provision thereof, are hereby ratified and confirmed in every respect and shall continue in full force and effect.

6. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by the delivery of facsimile or .pdf copies of the signatures of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NEUROLOGIX, INC.

By: /s/ Clark A. Johnson_______________

Name: Clark A. Johnson

Title: Chief Executive Officer

By: /s/ Marc L. Panoff_______________

Name: Marc L. Panoff

Title: Chief Financial Officer

Accepted and Agreed:

/s/ Matthew J. During__________________
Matthew J. During, M.D., D.Sc.

Attachment 1

RELEASE

In consideration for the promise by NEUROLOGIX, INC., a Delaware corporation (the “Company”), to pay the Consideration as set forth and defined in the Consulting Agreement, dated as of October 1, 1999, between the Company, and Dr. Matthew J. During (as amended, restated, supplemented or otherwise modified from time to time, the “Consulting Agreement”), the undersigned DR. MATTHEW J. DURING, for himself and his heirs, legal representatives, successors and assigns (collectively, the “During Parties”), hereby fully and irrevocably releases, acquits and discharges the Company, together with its past, present and future stockholders, directors, officers, employees, agents, representatives, subsidiaries, parent and affiliate entities, predecessors, successors, and assigns (collectively, the “Released Parties”), irrevocably from any and all liabilities, damages, losses, obligations, rights, actions, claims, defenses, debts, demands, costs, contracts, allegations and causes of action, whether known or unknown, suspected or unsuspected, latent or patent, direct or indirect, at law or in equity, which the During Parties had, now have, or may have against the Released Parties, except for (i) any claims and rights to indemnification or insurance coverage that the During Parties have or may have (past, present and future) in relationship to Company activities, (ii) any obligations on the part of the Company to defend and hold harmless the During Parties from and against any past, current or future legal action or litigation arising out of the During Parties’ activities on behalf of, and authorized by, the Company, including, but not limited to, any litigation associated with subjects involved in clinical trials, including Robert Zeman, (iii) the expense reimbursement described in Section 3(b) of the Consulting Agreement, (iv) the right to enforce the terms of this Release and (v) any claims arising after the execution of this Agreement (other than claims specifically related to compensation, which claims the undersigned hereby acknowledges are forever released and discharged).

This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment to Consulting Agreement, dated as of January 25, 2012, by and between the Company and Dr. Matthew J. During.

WITNESS the execution hereof as an instrument under seal this 25th day of January, 2012.

By:	/s/ Matthew J. During
Matthew J. During, M.D., D.Sc.